Exhibit 10.18

FIRST AMENDMENT TO LEASE

THIS FIRST Amendment to Lease (“First Amendment”) is made and entered into this 24th day of February, 2019 by and between Chrin-Carson Development, LLC (“Landlord”) and Lulu’s Fashion Lounge Holdings, Inc. (“Tenant”).

RECITALS

A.

Landlord and Tenant entered into a Lease, agreement dated January 7, 2019, (the “Lease”), under the terms of which Landlord leased to Tenant and Tenant leased from Landlord that certain real property consisting of an approximately 258,232 square foot industrial building and commonly known as 2505 Hollo Road, Palmer Township, Pennsylvania (“Premises”), and as more particularly described in the Lease.

B.	Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

C.	Landlord and Tenant desire to confirm the Commencement Date and make other modifications to the Lease as described herein.

NOW THEREFORE, the parties mutually agree as follows:

1.	Incorporation of Recitals. The above recitals are incorporated herein and made part of this First Amendment to the Lease.

2.	Commencement Date. Landlord has delivered Possession of the Premises to Tenant. The Commencement Date of the Lease is hereby confirmed as February 1, 2019.

3.

Tenant Improvement Allowance. Landlord has agreed to perform and will perform certain work in the Premises at the request of Tenant (“Landlord TI Work) in accordance with Section 2 of Addendum 2 of the Lease. The Landlord TI Work will consist of the installation of additional warehouse lighting and installation of electrical conduit, as more particularly described on the attached Exhibit 1 to the First Amendment. The cost for performing the Landlord TI Work is ninety four thousand seven hundred ten dollars ($94,710), which shall be deducted from the T.I. Allowance amount described in Addendum 2 of the Lease. Therefore, the amount of T.I. Allowance hereafter available to Tenant shall be three hundred fifty five thousand two hundred ninety dollars ($355,290). Other than the reduction in the amount of the T.I. Allowance from $450,000 to $355,290, all other provisions of Section 1 of Addendum 2 of the Lease shall remain valid and unmodified.

4.

Miscellaneous. Except as expressly provided hereinabove, all terms and conditions of the Lease shall apply herein and remain in full force and effect. In the event of any conflict between the terms of this First Amendment to Lease and those of the Lease, the terms of this First Amendment to Lease will be deemed to have superseded those of the Lease and exclusively will govern the matter in question.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed as of the day first hereinabove written.

LESSOR:	LESSEE:

CHRIN-CARSON DEVELOPMENT LLC	LULU’S FASHION LOUNGE HOLDINGS, INC.

By:	/s/ Todd L. Burnight	By:	/s/ Crystal Landsem
	Todd L. Burnight	Name: Crystal Landsem

Its Senior Vice President		Its: CFO

By:	/s/ John W. Hawkinson
John W. Hawkinson

Its Senior Vice President

FIRST AMENDMENT TO LEASE – EXHIBIT 1

[logo – QUANDEL QEI Construction]	QEI CONSTRUCTION GROUP, LLC

3003 North Front Street, Suite 201

Harrisburg, PA 17110

P 570.628.5865 | F 570.628.5869

nottaway@qeiconstruction.com

quandel.com

sent via email 1-17-19

Via Electronic Mail

January 16, 2019

Mr. Todd Burnight

Carson Companies

100 Bayview Circle, Suite 3500

Newport Beach, CA 92660

Re: Carson Chrin Lot 29

PCO – 017 Additional Warehouse Lighting and IT Conduit

Dear Todd:

Additional LED warehouse Lighting, 88 additional light fixtures to account for 2 lights per bay in the warehouse. BEI Electrical	$78,400.00
Overhead and Profit 5%	$3,920.00

Total	$82,320.00
Installation of two 4” conduit chases from Electrical Room IT area to office IT Room
BEI Electrical	$18,900.00
Overhead and Profit 5%	$945.00

Total	$19,845.00
Installation of two 2” conduit chases from Electrical Room IT area to office IT Room
BEI Electrical	$11,800.00
Overhead and Profit 5%	$590.00

Total	$12,390.00

Please acknowledge your acceptance of the Warehouse Lighting add of Eighty Two Thousand Three Hundred Twenty Dollars and 00/100 (82,320.00) proposal by signing in the space provided below.

Please choose the appropriate conduit size by circling your choice above.

Upon receipt of your written acceptance, we will proceed with the work. In the interim, we are proceeding per our current Contract. Your prompt response will be appreciated. Please do not hesitate to call our office, if you have any questions.

Sincerely,

QEI CONSTRUCTION GROUP, LLC	AUTHORIZATION:

/s/ Nick Ottaway
Todd Burnight Date

Nick Ottaway

Project Manager

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Enclosures

pc	Paul R. McMahon Jr and Chris Hermance, The Carson Companies Kevin Snoke, Quandel Construction Group, Inc.

[BEI logo]

Change Order Request

January 9, 2019

Quandel Enterprises Inc.

One West Broad Street, 11th Floor

Bethlehem, PA 18018

Attn: Nick Ottaway

nottaway@quandel.com

Re: Additional Lighting

Job Name: Chrin Carson Lot 29

Job#: 17167

Nick,

We are pleased to present our Change Order for the above referenced job.

Change Order Inclusions:

•	Furnish and install Eighty Eight (88) additional light fixtures to account for 2 lights per bay in warehouse

•	Includes lifts and necessary equipment

Total Change Order Price	$78,400.00

Thank you for affording our firm this opportunity.

Standard Warranty: A 1 year Warranty is provided on all labor and parts sold by BEI Electrical unless otherwise noted above.

Acceptance of this Change Order The prices, specifications and conditions are satisfactory and are hereby accepted. BEI Electrical Inc. is authorized to do the work as specified. Payment will be made within 30 calendar days of completed work.

Proposed By:	/S/ STEVE STATLER	Accepted By:
Steve Statler

Title:

Date:

[BEI logo]

Change Order Request

January 9, 2019

Quandel Enterprises Inc.

One West Broad Street, 11th Floor

Bethlehem, PA 18018

Attn: Nick Ottaway

nottaway@quandel.com

Job Name: Chrin Carson Lot 29

Job#: 17167

Nick,

We are pleased to present our Change Order for the above referenced job.

Change Order Inclusions:

•	Install two 4” conduit chases from electrical room IT area to office IT room

•	Includes pull strings

•	Lifts and necessary equipment

Total Change Order Price	$18,900.00

Alternate #1:

•	Install two 2” conduit chases from electrical room IT area to office IT room

•	Includes pull strings

•	Lifts and necessary equipment

Alternate #1 Cost	$11,800.00

Thank you for affording our firm this opportunity.

Standard Warranty: A 1 year Warranty is provided on all labor and parts sold by BEI Electrical unless otherwise noted above.

Acceptance of this Change Order The prices, specifications and conditions are satisfactory and are hereby accepted. BEI Electrical Inc. is authorized to do the work as specified. Payment will be made within 30 calendar days of completed work.

Proposed By:	/S/ STEVE STATLER	Accepted By:
Steve Statler
Title:

Date: